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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated March 27, 2006, except Note 3 for which the date is June 19, 2006, and Note 19, for which the date is September 1, 2006, relating to the financial statements and financial statement schedule of Otis Spunkmeyer Holdings, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
September 5, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM